UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2007

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 5, 2007, the Board of Directors of Mobility Electronics, Inc. (“Mobility”) voted to appoint Peter L. Ax as a new member of Mobility’s Board of Directors. Mr. Ax, who was appointed to fill a vacancy on Mobility’s Board and who will serve as a Class I director, is an independent director.
     Peter L. Ax, 48, has served as a director of Meritage Homes Corporation (NYSE: MTH) since 2002 and is the managing partner of Phoenix Capital Management, a merchant banking firm. Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., a publicly held consolidator and developer of coin-operated Laundromats. Previously, Mr. Ax served as head of the Private Equity Division and senior vice president of Lehman Brothers in New York. Mr. Ax is also on the board of directors of Medit Marketing, Inc. and serves on the Advisory Board of Directors of Cascadia Capital, a Seattle based investment banking and merchant banking firm. Mr. Ax holds an M.B.A. from the Wharton School at the University of Pennsylvania and a law degree from the University of Arizona, and has been a certified public accountant. He has also been an accounting instructor at the Wharton School.
     Mr. Ax received 25,000 restricted stock units in connection with his appointment to the Board, which units were awarded as a pro-rated grant under the 2004 Mobility Electronics, Inc. Non-Employee Director Plan (the “2004 Director Plan”) and will vest in full on June 11, 2010 or earlier, in full, upon a change of control event or, on a pro rata basis, upon Mr. Ax’s earlier death, disability, or retirement. As a non-employee director, Mr. Ax is also entitled to receive an annual cash retainer of $30,000 per year, a meeting fee of $3,500 for each annual meeting of stockholders, a cash meeting fee of $2,500 for each board meeting attended in person, and a cash meeting fee of $600 for each committee meeting and telephonic board meeting. In order to more evenly distribute the members of Mobility’s Board of Directors between the various director classes, Michael D. Heil was switched from a Class I member of the Board to a Class III member of the Board.
     In addition, on December 5, 2007, the Board revised the structure of its committees as follows:
•	Audit Committee: Jeffrey R. Harris, Chairman, Peter L. Ax and Michael J. Larson.

•	Compensation & Human Resources Committee: William O. Hunt, Chairman, Larry M. Carr and Michael J. Larson.

•	Corporate Governance & Nominating Committee: Larry M. Carr, Chairman, Peter L. Ax and William O. Hunt.
     In connection with the revised structure of the Board committees, Mr. Ax and Mr. Larson each received a pro-rated grant of 2,000 restricted stock units under the 2004 Director Plan as a result of Mr. Ax’s appointment to the Audit Committee and Corporate Governance and Nominating Committee, and Mr. Larson’s appointment to the Audit Committee and Compensation and Human Resources Committee. These restricted stock units will vest in full on June 11, 2008 or earlier, in full, upon a change of control event or, on a pro rata basis, upon the individual’s earlier death, disability, or retirement.
     Except as described above, there is no arrangement or understanding between Mr. Ax and any other person pursuant to which Mr. Ax was appointed as a member of Mobility’s Board.
     On December 7, 2007, Mobility issued a press release announcing the appointment of Mr. Ax as a new director. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Document

99.1	Press release, dated December 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: December 7, 2007	By:	/s/ Joan W. Brubacher
	Name:	Joan W. Brubacher
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press release, dated December 7, 2007.